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                                                                     Exhibit 3.4

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                       AMERICAN REAL ESTATE HOLDINGS, L.P.

         This Certificate of Limited Partnership of American Real Estate Holdings, L.P. (the "Partnership"), dated February 13, 1987, is being duly executed and filed by American Property Investors, Inc., as sole General Partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C.ss.17-101 et seq.).

         1. The name of the limited partnership formed hereby is American Real Estate Holdings, L.P.

         2. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         3. The name and mailing address of the sole general partner of the Partnership is:

                           American Property Investors, Inc.
                           666 Third Avenue
                           New York, New York 10017

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.



                                        GENERAL PARTNER

                                        AMERICAN PROPERTY INVESTORS, INC.


                                        By: /s/
                                            ____________________________
                                            Vice President
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                                 FIRST AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                       AMERICAN REAL ESTATE HOLDINGS, L.P.

         The Certificate of Limited Partnership (hereinafter, the "Certificate") of American Real Estate Holdings, L.P., a Delaware limited partnership (hereinafter, the "Partnership"), was filed with the Secretary of State of the State of Delaware on February 17, 1987 pursuant to Section 17-201 of 6 Del. C. ss.ss.17-101 et seq. Pursuant to Section 17-202 of 6 Del. C.ss.ss.17-101 et seq., the undersigned desires to amend Item 1 of the Certificate by deleting
Item 1 in its entirety and substituting the following therefor:

         "1. The name of the Partnership shall be American Real Estate Holdings Limited Partnership, and the business and activities of the Partnership as of the date of the execution of this Amendment shall be conducted under that name."

         WHEREFORE, the undersigned hereto has executed this Amendment to the Certificate on this 10th day of March, 1987.


                                      AMERICAN PROPERTY INVESTORS, INC.
                                      General Partner


                                      By: /s/
                                          ____________________________________
                                          Executive V.P.